As filed with the Securities and Exchange Commission on October 5, 2015

Registration No. 333-190865

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LRR Energy, l.p.

LRE Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware Delaware	90-0708431 46-1462690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Scott W. Smith LRE GP, LLC
5847 San Felipe, Suite 3000	5847 San Felipe, Suite 3000
Houston, Texas 77057	Houston, Texas 77057
(832) 327-2255	(832) 327-2255
(Address, including zip code, and telephone	(Name, address, including zip code, and telephone
number, including area code, of registrant’s	number, including area code,
principal executive offices)	of agent for service)

_____________________

With a copy to:

Douglas V. Getten
Paul Hastings LLP
600 Travis Street, Suite 5800

Houston, Texas 77002

(713) 860-7300

______________________

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of Registration Statement and deregistration of related securities that were not sold pursuant to the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

On August 28, 2013, LRR Energy, L.P., a Delaware limited partnership (the “Partnership”), filed a shelf registration statement on Form S-3 (Registration No. 333-190865) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Registration Statement registered the offer and sale from time to time of (1) common units representing limited partner interests in the Partnership, preferred units representing limited partner interests in the Partnership and debt securities, which may be fully and unconditionally guaranteed by LRE Operating, LLC, all such securities sold by the Partnership under the prospectus having an aggregate offering price of not to exceed $400,000,000, and (2) 8,569,600 common units representing limited partner interests in the Partnership offered for sale by selling unitholders named therein, which include 6,720,000 common units that may be issued upon conversion of 6,720,000 subordinated units representing limited partner interests in the Partnership (collectively, the “Registered Securities”).

Pursuant to the Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among the Partnership, LRE GP, LLC, which is the general partner of the Partnership, Vanguard Natural Resources, LLC (“Vanguard”), Lighthouse Merger Sub, LLC (“Merger Sub”), which is a wholly owned indirect subsidiary of Vanguard, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P., Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity, on October 5, 2015 (the “Merger”).

In connection with the Merger, as of the date hereof, the offer and sale of the Registered Securities is terminated, and in accordance with an undertaking made by the Partnership in the Registration Statement, the Partnership hereby removes from registration by means of this Post-Effective Amendment No. 1 any of the Registered Securities which remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2015.

LRR ENERGY, L.P.

By:	LRE GP, LLC,
its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 5, 2015.

Name	Title

/s/ Scott W. Smith	Chief Executive Officer and Director
Scott W. Smith	(Principal Executive Officer)

/s/ Richard A. Robert	Executive Vice President, Chief Financial Officer, Corporate Secretary and Director
Richard A. Robert	(Principal Financial Officer and Principal Accounting Officer)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2015.

LRE FINANCE CORPORATION

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 5, 2015.

Name	Title

/s/ Scott W. Smith	Chief Executive Officer and Director
Scott W. Smith	(Principal Executive Officer)

/s/ Richard A. Robert	Executive Vice President, Chief Financial Officer, Corporate Secretary and Director
Richard A. Robert	(Principal Financial Officer and Principal Accounting Officer)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 5, 2015.

LRE OPERATING, LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 5, 2015.

Name	Title

/s/ Scott W. Smith	Chief Executive Officer and Director
Scott W. Smith	(Principal Executive Officer)

/s/ Richard A. Robert	Executive Vice President, Chief Financial Officer, Corporate Secretary and Director
Richard A. Robert	(Principal Financial Officer and Principal Accounting Officer)

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